UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2015

POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(763) 542-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2015, Mr. Michael Malone informed Polaris Industries Inc. (the “Company”) of his intention to retire from his current position as Vice President—Finance and Chief Financial Officer effective August 3, 2015. Mr. Malone has agreed to thereafter transition to serve in the position of Executive Vice President—Polaris Financial Services through March 1, 2016. On March 2, 2016, Mr. Malone will further transition to a non-officer role and will continue to provide advice and counsel on a limited basis through March 1, 2018 on matters related to the financial services business and other matters within his experience and expertise as requested by the Chief Executive Officer. During his employment as a non-officer, Mr. Malone will be paid an annual base salary of $75,000. Additionally, Mr. Malone will receive a lump sum payment in the amount of $293,334 in March of each of 2016, 2017 and 2018, respectively. Mr. Malone will continue to be eligible to participate in benefit programs generally available to management-level employees during his employment, but will not be eligible to receive any new equity or cash incentive awards on or after January 1, 2016. A copy of the Company’s press release announcing this event is attached as Exhibit 99.1 and is incorporated herein by reference.

On July 13, 2015, the Company announced that Mr. Michael Speetzen will be appointed to the position of Executive Vice President—Finance and Chief Financial Officer effective August 3, 2015. Pursuant to the terms of the offer letter between the Company and Mr. Speetzen, he will receive an annual base salary of $550,000, an annual target cash incentive equal to 100% of his base salary (an amount which will be guaranteed for the 2015 performance period), a $200,000 signing bonus (subject to pro rata repayment if he voluntarily terminates employment within 24 months), a stock option award with respect to 12,000 shares, a restricted stock unit (RSU) award with respect to 20,000 shares, and a performance restricted stock unit (PRSU) award under which the maximum number of shares he may earn will be determined based on two times his prorated 2015 annual base salary divided by our closing stock price on August 3, 2015. The stock option award will vest as to 50% of the shares on each of the second and fourth anniversaries of the grant date, and the RSU award will vest as to 50%, 25% and 25% of the units on the first three anniversaries of the grant date. The PRSU award will vest to the extent earned (based on performance goals consistent with those to which other executive officers are subject) following completion of the 2015-2017 performance period. Mr. Speetzen will also be party to a severance agreement in the form currently provided to the Company’s executive officers, and will participate in benefit programs generally available to other executive officers. A copy of the Company’s press release is attached as Exhibit 99.2 and is incorporated herein by reference.

On July 9, 2015, the Compensation Committee of the Board of Directors approved forms of Restricted Stock Unit Award, Performance-Based Restricted Stock Unit Award and Option Award agreements for use under the Company’s Amended and Restated 2007 Omnibus Incentive Plan, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.              Exhibit

10.1	Polaris Industries Inc. 2007 Omnibus Incentive Plan (As Amended and Restated April 30, 2015) Restricted Stock Unit Award form of agreement.

10.2	Polaris Industries Inc. 2007 Omnibus Incentive Plan (As Amended and Restated April 30, 2015) Performance-Based Restricted Stock Unit Award form of agreement.

10.3	Polaris Industries Inc. 2007 Omnibus Incentive Plan (As Amended and Restated April 30, 2015) Stock Option Award form of agreement.

99.1	Press Release dated July 13, 2015 of Polaris Industries Inc.

99.2	Press Release dated July 13, 2015 of Polaris Industries Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 13, 2015
POLARIS INDUSTRIES INC

/s/ Stacy L. Bogart
Stacy L. Bogart
Vice President – General Counsel and Secretary

EXHIBIT INDEX

10.1	Polaris Industries Inc. 2007 Omnibus Incentive Plan (As Amended and Restated April 30, 2015) Restricted Stock Unit Award form of agreement

10.2	Polaris Industries Inc. 2007 Omnibus Incentive Plan (As Amended and Restated April 30, 2015) Performance-Based Restricted Stock Unit Award form of agreement

10.3	Polaris Industries Inc. 2007 Omnibus Incentive Plan (As Amended and Restated April 30, 2015) Stock Option Award form of agreement

99.1	Press Release dated July 13, 2015 of Polaris Industries Inc.

99.2	Press Release dated July 13, 2015 of Polaris Industries Inc.